Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-104871, No. 333-183875,
No. 333-212075, and No. 333-239255 on Form S-8 of our report dated July 12, 2024, appearing in this Annual Report on Form 11-K of the Webster Bank Retirement Savings Plan for the year ended December 31, 2023.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.
Little Falls, New Jersey
July 12, 2024